EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Xinde Technology Company (the “Company”) on Form 10-Q for the period ended December 31, 2011 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 14, 2012	By:	/s/ Dianjun Liu
	Name:	Dianjun Liu
	Title:	President, Chief Executive Officer and Principal Executive Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Xinde Technology Company will be retained by Xinde Technology Company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.